Exhibit 99.E
CONSENT OF NEEDHAM & COMPANY, LLC
     We hereby consent to the inclusion in the Registration Statement of Skyworks Solutions, Inc. on Form S-4 and in the proxy statement/prospectus of Advanced Analogic Technologies Incorporated and Skyworks Solutions, Inc., which is part of the Registration Statement, of our opinion dated May 26, 2011 to the Board of Directors of Advanced Analogic Technologies Incorporated attached as Annex D to such proxy statement/prospectus and to the references to our opinion and our name under the captions “Summary of the Proxy Statement/Prospectus—Opinion of AATI’s Financial Advisor,” “The Merger—Background of the Merger,” “The Merger—AATI’s Reasons for the Merger; Recommendation of AATI’s Board of Directors,” “The Merger—Opinion of AATI’s Financial Advisor,” and “The Merger—Financial Forecasts.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Needham & Company, LLC
Needham & Company, LLC
June 16, 2011